Exhibit 24.1
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Paul J.B. Murphy, III and Jill B.W. Sisson, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign this Registration Statement on Form S-1 for the registration of shares of the common stock of New World Restaurant Group, Inc. and any and all amendments (including post-effective amendments) and additions to this Registration Statement on Form S-1 relating to the offering contemplated hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Paul J.B. Murphy, III
Paul J.B. Murphy, III	February 28, 2007

/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz	February 28, 2007

/s/ Michael W. Arthur
Michael W. Arthur	February 28, 2007

/s/ E. Nelson Heumann
E. Nelson Heumann	February 28, 2007

/s/ James W. Hood
James W. Hood	February 28, 2007

/s/ Frank C. Meyer
Frank C. Meyer	February 28, 2007

/s/ S. Garrett Stonehouse, Jr.
S. Garrett Stonehouse, Jr.	February 28, 2007

/s/ Leonard Tannenbaum
Leonard Tannenbaum	March 14, 2007